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Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statements No. 333-111761, 333-115022 and 333-174685 on Form S-8 of Frederick County Bancorp, Inc., of our report, dated February 19, 2013, relating to our audits of the consolidated financial statements which appear in the Annual Report on Form 10-K of Frederick County Bancorp, Inc. for the year ended December 31, 2012.

/s/ Stegman & Company

Baltimore, Maryland
February 20, 2013

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  Exhibit 23(a)